BEFORE THE NEW MEXICO PUBLIC SERVICE COMMISSION

IN THE MATTER OF THE IN-SERVICE DATES,    )
PERFORMANCE STANDARDS AND RATEMAKING      )
TREATMENT FOR DECOMMISSIONING COSTS       )
CONCERNING PNM'S PARTICIPATION IN         )
THE PALO VERDE NUCLEAR GENERATING         )    CASE NO. 2004
STATION,                                  )
                                          )
PUBLIC SERVICE COMPANY OF NEW MEXICO,     )
                                          )
               Applicant.                 )


                        FINAL ORDER APPROVING STIPULATION
                        ---------------------------------


         THIS MATTER comes before the New Mexico Public Service Commission ("Commission") upon the Certification of Stipulation issued by Hearing Examiner Michael Barlow on July 15, 1987, and upon the Stipulation filed on June 2, 1987 by Public Service Company of New Mexico, New Mexico Industrial Energy Consumers, Attorney General of the State of New Mexico and the New Mexico Public Service Commission Staff. The Commission having considered the Certification, the Stipulation, the recorded in this case and being otherwise fully informed in the premises;

         THE COMMISSION FINDS AND CONCLUDES:

         1. The Certification of Stipulation of the Hearing Examiner, attached to this Order as Exhibit 1, and the Stipulation attached to the Certification as Attachment A, and all findings and conclusions contained in either, whether or not numbered, are ADOPTED, APPROVED and ACCEPTED as the findings and conclusions of the Commission.

         2. The Stipulation is just, reasonable and in the public interest and should be approved.

         IT IS THEREFORE ORDERED:

         A. The Orders recommended by the Hearing Examiner as set forth in the Certification of Stipulation attached hereto as Exhibit 1 are incorporated by reference as if fully set forth herein and are hereby ADOPTED, APPROVED and ACCEPTED as Orders of the Commission.

         B. The decommissioning plan is approved by the Commission, subject to Commission Staff review and approval of all documents executed by PNM to implement the plan.

         C. All documents executed by PNM to implement the plan shall be filed with the Commission within seven days of their execution.

         D. This Order is effective immediately.

         E. A copy of this Order shall be served upon the Commission Staff and all parties to this case or their counsel.

         ISSUED under the Seal of the Commission at Santa Fe, New Mexico this 30th day of July, 1987.
                                    NEW MEXICO PUBLIC SERVICE COMMISSION



                                    ---------------------------------------
           (Seal)                   JOSEPH E. SAMORA, JR., CHAIRMAN

                                    ---------------------------------------
                                    MARTIN J. BLAKE, COMMISSIONER

                                    ---------------------------------------
                                    S. PETER BICKLEY, COMMISSIONER

Final Order
Case No. 2004

                 BEFORE THE NEW MEXICO PUBLIC SERVICE COMMISSION
                 -----------------------------------------------


IN THE MATTER OF THE IN-SERVICE DATES,  )
PERFORMANCE STANDARDS AND RATEMAKING    )
TREATMENT FOR DECOMMISSIONING COSTS     )
CONCERNING PNM'S PARTICIPATION IN       )
THE PALO VERDE NUCLEAR GENERATING       )     Case No. 2004
STATION,                                )
                                        )
PUBLIC SERVICE COMPANY OF NEW MEXICO,   )
                                        )
               Applicant.               )

                          CERTIFICATION OF STIPULATION
                          ----------------------------

         COMES NOW Michael Barlow, Hearing Examiner in this case, and certifies the Stipulation on Decommissioning appended hereto as Attachment A to the New Mexico Public Service Commission pursuant to Rule R14-2(e)(1) of Third Revised General Order No. 1.

STATEMENT OF THE CASE
---------------------

         This case was instituted by the Commission with the issuance of its Order Docketing case. Included in that Order were specifications relating to how and when Public Service Company of New Mexico ("PNM") should recover its share of the costs of decommissioning the Palo Verde Nuclear Generating Station ("PVNGS") units. The undersigned was appointed as Hearing Examiner for this case pursuant to NMSA 1978, Section 62-10-7 (Repl.Pamp. 1984).

         The Hearing Examiner issued a Procedural Order which divided this case into separate phases for in-service dates, performance standards, and decommissioning costs. On April 21, 1986, the Commission issued its Order Approving Stipulation which addressed the in-service phase. On May 18, 1987, the Commission issued a Final order Adopting Recommended Decision which related to the performance standards phase.


                                       1

CERTIFICATION OF STIPULATION
Case No. 2004

         On June 2, 1987, the decommissioning costs phase of this case came on for hearing. The following appearances were entered at that hearing:

         For PNM:
         --------

         Kathryn J. Kuhlen, Esq.


         For Attorney General of the State of New Mexico ("AG"):
         -------------------------------------------------------

         Steven S. Michel, Esq.


         For Commission Staff:
         ---------------------

         Charles F. Noble, Esq.


No appearance was made by intervenor United State Air Force or for commentor Texas-New Mexico Power Company.

         At the outset of the hearing, the Stipulation on Decommissioning ("Stipulation") was presented. By agreement of the parties, the direct testimony that had been filed in this case was admitted into evidence for the limited purpose of providing background information. That prefiled testimony consists of the following:

         For PNM:
         --------

         Ms. Marilyn Mason-Plunkett
         Mr. Billy D. Lackey
         Mr. Thomas S. LaGuardia
         Mr. John E. Lyons
         Mr. Robert B. Starnes

         For AG:
         -------

         Mr. Paul L. Chernick

         For Commission Staff:
         ---------------------

         Mr. Domingo Sanchez, III
         Mr. John Curl


                                       2
CERTIFICATION OF STIPULATION
Case No. 2004

Mr. Lackey presented oral testimony explaining and supporting the Stipulation. Messrs. Sanchez and Curl also testified in support of the agreement.

DISCUSSION
----------

         As reflected on page 15 of the Stipulation, it was executed by PNM, the AG, NMIEC and the Commission Staff. Paragraph 2 on page 2 provides that the Stipulation was entered into by the parties for the purpose of determining a decommissioning plan for PNM's interest in PVNGS and the appropriate rate treatment for such decommissioning costs. One party to the proceeding, the United States Air Force, did not participate in this phase of the case. Tr. 2.

         Paragraph 2 also contains the usual language that the Stipulation must be adopted in its entirety to have any effect. In the case of rejection by the Committee, the parties have provided that the Stipulation cannot be used as evidence of factual or legal concessions by any of the parties.

         As provided in paragraph 3, an external unqualified sinking fund ("the Fund") would be utilized to fund PNM's share of decommissioning costs if the Stipulation is approved. An external sinking fund is one that is established and funded by periodic deposits in an account which is administered separately from internal corporate funds. The Fund would be used exclusively for payment of the decommissioning costs, administrative costs and taxes on income of the Fund. Mason-Plunkett, pp.7-8.

         The Fund cannot be a "qualified" one pursuant to the Tax Reform Act of 1984 because of the sale and subsequent leaseback of PNM's share of PVNGS Units 1 and 2. Therefore, PNM cannot qualify to deduct a certain portion of the contributions to a decommissioning reserve fund. Lackey, p. 10.


                                       3
CERTIFICATION OF STIPULATION
Case No. 2004

         Paragraph 4 establishes the initial funding based on estimated decommissioning costs. The parties have agreed that such initial funding would be based on the total estimated decommissioning costs for the PVNGS units as determined by an engineering study and based on the DECON mode of decommissioning. The engineering study was undertaken at the request of the Arizona Nuclear Power Project ("ANPP") to establish decommissioning costs. LaGuarda, p. 5. The DECON mode is a Nuclear Regulatory Commission classification for removal or decontamination of all equipment, structures and portions of a facility and a site of radioactive contaminants shortly after operations cease. Mason-Plunkett, p.4. The DECON mode has been chosen by the Engineering and Operating Committee of ANPP for PVNGS. Mason-Plunkett, p. 6; Tr. 20. The other decommissioning modes considered were storage and subsequent decontamination
("SAFSTOR") and entombment ("ENTOMB").   Mason-Plunkett, p.5.

         The cost of DECON and for the other modes of decommissioning are summarized below in 1986 dollars:

                                        Unit 1                   Unit 2
                                        ------                   ------

         DECON                       $208,241,300             $194,978,500
         ENTOMB                       233,645,000              216,823,000
         SAFSTOR                      237,034,000              224,831,000

LaGuardia, TSL-2, pp.1-3. The actual funding amounts to account for these decommissioning costs assumes a 5% average cost escalation which is an estimate of inflation over the period until decommissioning. Lackey, p.5; Tr. 22.




                                       4
CERTIFICATION OF STIPULATION
Case No. 2004

         PNM's share of the decommissioning costs is based on its 10.2% participation in PVNGS. The amounts required by PNM are reflected in paragraph 4 of the Stipulation. These costs would be funded through annual levelized deposits for the remaining useful lives of the units. The useful lives are based on a forty year operating authority issued by the Nuclear Regulatory Commission. Tr. 23. Funding would be terminated before the useful lives end if decommissioning actual occurs earlier and the fund contains sufficient resources for decommissioning. The Commission has the discretion to docket the appropriate case to determine the ratemaking treatment for any deficiency in the Fund in the case of early decommissioning. Tr. 23.

         Paragraph 5 sets our the funding requirements of the decommissioning costs for PVNG's Units 1 and 2. Unit 3 was not included since it is not in-service yet, but that unit could be brought into the plan by PNM in the future. Tr. 25. As noted in the last sentence of the paragraph, the levelized annual deposits would be in the amount of $396,000 per unit. This amount was computed and reflected on line 10, column 10 of the first page of PNM Exhibit 3. This is an increase from $365,000 per unit in November 1986 when PNM filed its testimony. Lackey, p.16. The increase is due to the shorter length of time available to collect the costs and not a result of increased costs. Tr. 28. The amount of annual per unit deposit in the Fund can change as noted in paragraph 7 of the Stipulation.

         Paragraph 5 provides that PNM will make the 1987 and 1988 contributions to the Fund upon approval of the Stipulation as well as a partial repayment of the 1989 contribution, for a total of $2,178,000. The purpose of the prepayments is to avoid increasing the annual revenue requirement due to a further lapse in time and to have cash to make the premium payments on the insurance policies which are discussed later. Tr. 25-26. There is some requirement that the premiums for the first three or four years of the plan must be paid in cash by PNM rather than by taking our loans. Tr. 26. The partial prepayment of the 1989 decommissioning contribution in the amount of $594,000 was the result of an analysis of the amount of cash necessary to pay those premiums. Tr. 27. The total of the 1987 contribution, the 1988 prepayment and the 1989 partial repayment would be deposited on or before December 31, 1987. The next deposit would involve the balance for the 1989 contribution of $198,000 per unit. Tr. 27.


                                       5
CERTIFICATION OF STIPULATION
Case No. 2004

         The administration of the Fund would be accomplished through investment thereof in the Cost of Money Reduction Plan ("COMReP") as referred to in paragraph 6 of the Stipulation. COMReP was developed by Financial Marketing Services, Inc. and would allow PNM to accumulate funds for decommissioning on a tax-deferred basis by the use of permanent life insurance policies on certain management and administrative employees. Lyons, p.102. COMReP is explained in paragraphs 12 through 14 on pages 10 through 12 of the Stipulation. It is also described in detail in the prefiled testimony of PNM witness Lyons and summarized on page 9 of his testimony.

         As previously noted, PVNGS Unit 3 decommissioning costs are not made a part of the funding requirements of paragraph 5. However, paragraph 6 provides that PNM may use COMReP for deposits of Unit 3 decommissioning. If PNM utilizes COMReP for that unit, the amount to be deposited annually shall be $396,000 which is the same as for the other two units. The paragraph also contains a requirement that in case PNM elects not to use COMReP for Unit 3, it would file a proposal for alternative funding which the Commission, Staff or other parties could contest.

         Paragraph 7 contains the requirement that PNM file updates every three years for decommissioning cost estimates. PNM had originally proposed to file every five years (Mason-Plunkett, p.16), but the parties agreed with the AG's position that because of uncertainties in the cost estimates, useful life estimates, interest projections, tax laws and inflation, review should be more frequent. Chernick, p.45; Tr. 30. The Stipulation also requires that changes in the decommissioning cost estimates would be reflected in the rate treatment for such costs unless they are contested by Staff or intervenors to this case and disapproved by the Commission. PNM's witness Lackey testified that any increase or decrease in revenue requirements associated with a change in decommissioning cost estimates would be subject to Commission approval. Tr. 31.


                                       6
CERTIFICATION OF STIPULATION
Case No. 2004

         In connection with the decommissioning cost estimate updates, PNM would review the adequacy of the decommissioning funding amounts. If these amounts are inadequate, PNM would notify the Commission, Staff and the intervenors of the required change. Finally, paragraph 7 provides for an annual report to be filed with the Commission on or before March 1 on the performance of the Fund for the prior year. The Fund would consist of the insurance policies and a side fund which is discussed later. This report would measure the investment performance of both components of the Fund. Tr. 32.

         Pursuant  to  paragraph  8,  the  Fund  would  be  administered  by  an independent trustee. It would be administered separate and apart from PNM's internal funds and used only for PNM's share of decommissioning costs, administrative costs of the fund and for taxes on the income of the Fund. The paragraph also defines "decommissioning" and "decommissioning costs" specifically and in conformity with the trust agreements. Tr. 34. This is intended to bind the parties and the trustee to a uniform understanding of the costs that would be paid by the Fund.

         Paragraph 9 refers to the appointment of an independent financial institution to act as trustee for the Fund. At the time of the hearing, PNM anticipated that this trustee would be First Interstate Bank. Tr. 35. The trust is to be composed of the COMReP insurance policies and a "side fund". The side fund is to be composed of all deposits that are not used to purchase insurance policies or to pay administrative costs and taxes of the fund. Tr. 35.

         Paragraph 9 also contains the general provisions for the trust and the trust agreement. The agreement would be subject to review by the Commission, Staff and Intervenors and could be contested. The trustee would administer investments of the side fund while investments in the insurance policy funds would be handled pursuant to COMReP. Investments would be subject to a "prudent man rule" and certain investments in such things as PNM securities, other New Mexico utility securities, securities of other PVNGS participants, and highly speculative securities would be prohibited. Paragraph 10 provides for the removal of the trustee and execution of a new trust agreement with the same safe guards as for the original appointment and trust agreement.

                                       7
CERTIFICATION OF STIPULATION
Case No. 2004

         Pursuant to paragraph 11, PNM could transfer its rights and interest in the Fund to others. This provision would allow such a transfer if PNM were to transfer its decommissioning responsibility in PVNGS, presumably with a transfer of the rights and interests in PVNGS itself, to another utility. Tr. 37-38. Such a transfer does not apply to sale and leaseback transactions such as those approved by the Commission for PNM's interests in Units 1 and 2 in Case Nos. 1995 and 2019. Tr. 38.

         As previously noted, paragraphs 12 through 14 explain the COMReP plan and are taken form Mr. Lyon's prefiled testimony. As noted in paragraph 13, loans may be taken against the insurance policies in order to match the premiums to be made by the fund and the levelized deposits into the Fund. PNM would pay the interest on such loans and would be able to deduct up to a maximum of $50,000 per policy for tax purposes. Tr. 11. Otherwise, those paragraphs are self-explanatory.

         PNM would be required to allocate the decommissioning funds between Units 1 and 2 in proportion to each units portion of the total decommissioning costs pursuant to paragraph 15. This is to ensure that PNM will not pay a majority of the fund to decommissioning one unit to the detriment of the other. Although PNM has sold all or a portion of its interest in Units 1 and 2, it has retained the decommissioning obligations so the owners/lessors of the units should be treated equally and fairly insofar as decommissioning costs are concerned. Tr. 41.

         Paragraph 16 sets out the revenue requirement associated with decommissioning costs of $646,000 per unit. The decommissioning expense of $396,000 comes from paragraph 5 of the Stipulation. In order to collect sufficient funds to have the $396,000 remaining after taxes are paid, a revenue requirement of $646,000 is necessary because of PNM's combined effective tax rate of 38.66 percent. Tr. 42. In other words, PNM would pay $250,000 in taxes on $646,000 which will leave $396,000 for decommissioning purposes. This tax expense is reflected on line c of the paragraph. Lines b and d thereof represent the booking of a refund and a deferred tax expense on such refund which offset each other. Tr. 43.


                                       8
CERTIFICATION OF STIPULATION
Case No. 2004

         The effects of the Inventory methodology on decommissioning revenue requirements are covered by paragraph 17. Such revenue requirements would be treated as depreciation expenses for ratemaking purposes for so long as the Inventory methodology is in effect. This would be true even if the plant is not in "inventory" and is placed in rate base. Tr. 44-45. The revenue requirements would be "at-risk" costs for PNM while the plant is inventoried. As advocated by Staff, decommissioning costs are a cost of removal which is a component of depreciation. Sanchez, p.5. By treating the decommissioning revenue requirements "at-risk," the amounts would only be recoverable by PNM through economy sales or off-system sales pursuant to the Inventory methodology. Tr. 45. The parties have also agreed that the prepayment of funding requirements will be considered "at-risk" in the year they are expensed rather than when they are paid. This would levelize the prepayment amounts provided for in paragraph 5 of the Stipulation so the entire $2,178,000 would not be "at-risk" only in 1987. Tr. 46.

         Book and tax timing differences for the decommissioning expenditures would be normalized for ratemaking purposes pursuant to paragraph 18. This is an adaptation of the AG's criticism of PNM proposed method of booking prepaid taxes. Chernick, pp.21.22. The result is that revenue requirements would be levelized. While prepaid taxes would be booked and will build up as a rate base item, that would be offset by a higher revenue requirement and establishment of the refund payable. Tr. 47.

         If tax laws do not change, PNM's witness Lackey testified that there will be tax savings at the time of decommissioning that will arise from the payment of decommissioning costs. Tr. 13. Paragraph 19 provides for a priority for applying any tax savings related to decommissioning expenditures. The order would be the refund payable account, decommissioning costs and related expenses, the accumulated deferred income taxes, and refunds to ratepayer relative to total contributions from ratepayers and shareholders to the costs and taxes of decommissioning. Shareholders could have contributed to decommissioning if the plant were not allowed into ratebase by the Commission or if there were insufficient incentive revenues to recover the at-risk costs. Tr. 14, 50.

                                       9
CERTIFICATION OF STIPULATION
Case No. 2004

         PNM would pay any insufficiency in the fund and tax savings resources and actual decommissioning costs since PNM is ultimately responsible for such costs. Paragraph 20; Tr. 50. The ratemaking treatment for such payment by PNM is reserved by the Stipulation. Finally, pursuant to paragraph 21, any excess funds after decommissioning costs are paid would to be distributed pursuant to the priorities established in paragraph 19.

CONCLUSION
----------

         As stated by Staff witness Curl, the Stipulation is fair, just, reasonable and in the public interest. Tr. 80. Pursuant to Rule R14-2(e)(2) of Third Revised General Order No. 1, the Hearing Examiner recommends that the Commission approve the Stipulation.

         The Hearing Examiner recommends that the Commission F I N D and C O N C L U D E as follows:

         1. The Certificate of Stipulation of the Hearing Examiner, attached to this Order, and the Stipulation appended thereto as Attachment A, and all findings and conclusions contained in either, whether or not numbered, are adopted, approved and accepted as findings and conclusions of the Commission.

CERTIFICATION OF STIPULATION
Case No. 2004

          2. The Stipulation is just, reasonable and in the public interest and should be approved. The Hearing Examiner recommends that the Commission ORDER as follows:

         A. The Stipulation on Decommissioning filed in this case and appended to the Certification of Stipulation as Attachment A is hereby approved and adopted as an Order of the Commission as if fully set forth herein.

         B. This Order is  effective  immediately.

         I S S U E D at Santa Fe, New Mexico this 15th day of July, 1987.

                                         NEW MEXICO PUBLIC SERVICE COMMISSION

                                         ------------------------------------
                                         MICHAEL BARLOW
                                         Hearing Examiner

                 BEFORE THE NEW MEXICO PUBLIC SERVICE COMMISSION

IN THE MATTER OF THE IN-SERVICE DATES,      )
PERFORMANCE STANDARDS AND RATEMAKING        )
TREATMENT FOR DECOMMISSIONING COSTS         )
CONCERNING PNM'S PARTICIPATION IN           )
THE PALO VERDE NUCLEAR GENERATING           )        CASE NO. 2004
STATION,                                    )        (DECOMMISSIONING
                                            )        PHASE)
PUBLIC SERVICE COMPANY OF NEW MEXICO,       )
                                            )
               Applicant.                   )

                         STIPULATION ON DECOMMISSIONING
                         ------------------------------

         This Agreement and Stipulation is entered into by and among the undersigned parties as of the date set forth below.

                                    RECITALS:
                                    ---------

         WHEREAS, the New Mexico Public Service Commission (the "Commission"), on December 5, 1985, docketed NMPSC Case No. 2004 to explore the issues of in-service dates, performance standards and ratemaking treatment for decommissioning costs concerning the participation by Public Service Company of New Mexico ("PNM") in Palo Verde Nuclear Generating Station ("PVNGS"); and

         WHEREAS, the Commission has separated the three areas of concern into separate proceedings under the same docket; and

         WHEREAS, on November 3, 1986, PNM filed its direct testimony in the decommissioning phase of NMPSC Case No. 2004; on February 16, 1987, Commission Staff ("Staff") filed its direct testimony on decommissioning and on February 16, 1987 the Attorney General of the State of New Mexico ("AG") filed its direct testimony on decommissioning; and

                                  ATTACHMENT A

         WHEREAS, the undersigned parties are desirous of entering into an agreement settling the decommissioning phase of NMPSC Case No. 2004; and

         WHEREAS, undersigned parties desire to establish a secure funding mechanism to provide for the decommissioning of PNM's interest in PVNGS;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the undersigned parties agree and stipulate as follows:
                                   AGREEMENT:
                                   ----------

         1. This Agreement and Stipulation ("Stipulation") is being entered into for the purpose of settling the decommissioning phase of NMPSC Case No. 2004.

         2. This Stipulation is entered into by the parties for the purpose of determining a decommissioning plan for PNM's interest in PVNGS and the appropriate rate treatment for PNM's decommissioning costs, and is submitted to the Commission for its adoption. If the Commission does not adopt this Stipulation in its entirety, it is agreed that this Stipulation shall have no further force or effect. If litigation or other proceedings ensue after such non-adoption by the Commission, this Stipulation may not be used as evidence of a concession by any party as to any factual or legal issue addressed in this Stipulation.

         3. PNM shall use an external unqualified sinking (reserve) fund (the "Fund") to fund its share of decommissioning costs for PVNGS. The Fund shall be established and maintained by periodic deposits made by PNM to a trust account which shall be segregated from and external to PNM's assets.

         4. The estimated decommissioning costs which PNM shall use as the basis for its initial funding shall be PNM's 10.2 percent share of the total estimated decommissioning costs for each PVNGS unit as determined in the August 1986 "Decommissioning Cost Estimate for the Palo Verde Nuclear Generating Station," prepared for the Arizona Nuclear Power Project ("ANPP") by TLG Engineering, Inc. (the "TLG Study"), which is stated in 1986 dollars and is based on the DECON mode of decommissioning, which ANPP has determined to utilize for decommissioning PVNGS. PNM's share of these estimated costs, in 1986 dollars, is as follows: $21,241,000 for PVNGS Unit 1; $19,888,000 for PVNGS Unit 2; and $21,669,000 for PVNGS Unit 3. In order to determine the funding amount, PNM has assumed an average cost escalation of 5 percent over the estimated time of decommissioning. The funding shall be made through a series of annual levelized (except for the first year) deposits to the Fund over the estimated remaining useful life of each PVNGS unit (through December 31, 2024 with respect to PVNGS Unit 1, through December 9, 2025 with respect to PVNGS Unit 2, and through March 25, 2027 with respect to PVNGS Unit 3). Funding may be terminated earlier than these dates in the event decommissioning occurs earlier and the Fund's resources, together with any other resources received in connection with such early decommissioning, are adequate to cover the decommissioning costs. PNM shall notify the Commission prior to making expenditures for decommissioning. In the event of the decommissioning of a unit earlier than the above-stated estimated useful life of such unit, the Commission, at its own discretion or upon the motion of Staff or an intervenor in this case, may docket a case to determine the proper ratemaking treatment of decommissioning from that point in time forward.

         5. PNM shall begin funding for the decommissioning costs relating to its interest in PVNGS Units 1 and 2 in 1987. The 1987 funding amount shall include the 1987 decommissioning contribution, a prepayment of the 1988 decommissioning contribution, and a partial prepayment of the 1989 decommissioning contribution, as follows:

      Description                                              Amount

      1987 Decommissioning Contribution PVNGS
        Units 1 and 2                                       $    792,000
      Prepayment of 1988 Contribution PVNGS
        Units 1 and 2                                            792,000
      Partial  Prepayment of 1989  Contribution
        PVNGS Units 1 and 2                                      594,000

      Total 1987 Fund Payment                                 $2,178,000

The initial deposit shall be in the amount of $2,178,000, and shall be made on or before December 31, 1987. No deposit will be made in 1988. In 1989, a deposit in the amount of $198,000 will be made. Subsequent annual deposits shall be made in the amount of $396,000 per unit for PVNGS Units 1 and 2, unless changed as provided for in Paragraph 7.

         6. The deposits to the Fund made with respect to PNM's interests in PVNGS Units 1 and 2 shall be invested in an investment plan known as the Cost of Money Reduction Plan ("COMReP") designed by Financial Marketing Services, Inc. PNM shall be permitted to use COMReP for its deposits with respect to PVNGS Unit 3 as well; however, it shall not be required to do so. If the COMReP Plan is utilized for PNM's share of the decommissioning costs of PVNGS Unit 3, the annual deposit for PVNGS Unit 3 is estimated to be $396,000 unless changed as provided for in Paragraph 7. In the event PNM determines not to use COMReP for its deposits with respect to PVNGS Unit 3, it shall file a report with the Commission, Staff and intervenors in this case detailing the proposed funding method it intends to use instead. In such event, the Staff or intervenors shall have an opportunity to litigate the proposed funding method for PVNGS Unit 3 if they so desire.

         7. Every three years after the date of the final order approving this Stipulation, PNM shall file with the Commission, copying Staff and intervenors, an updated decommissioning cost estimate. The rate treatment specified herein for PNM's estimated decommissioning costs shall apply to any such changed estimates, unless such estimates are contested by Staff or intervenors in this case and the Commission disapproves such estimates. The updated cost estimate shall incorporate any changes in decommissioning technology, revisions of the cost estimates and changes in the escalation rate. Also at this time, PNM shall review the adequacy of the decommissioning funding amounts to determine if adjustments in the funding amount are required to pay all costs of the Fund and to maintain an adequate asset level in the fund consistent with the earnings projections then in effect, and, if they are so required, shall change the amount accordingly and notify the Commission, Staff and intervenors of such change. In addition, on or before March 1 of every year PNM will file a report with the Commission, Staff and intervenors in this case, setting forth the Fund's performance for the prior calendar year and the transactions which occurred in the prior calendar year.

         8. The Fund shall be held by an independent trustee selected by PNM and administered separately from internal corporate funds. Withdrawals from the Fund will be used exclusively for payment of PNM's share of the decommissioning costs for PVNGS, associated administrative costs of the Fund and taxes on taxable income of the Fund. For this purpose, "decommissioning" and "decommissioning costs" shall have the following meanings:

     "Decommissioning" shall mean the decommissioning and retirement from service of a PVNGS Unit, and the related possession, maintenance and disposal of radioactive material used in or produced incident to the possession and operation of the Unit, including, without limitation,
     (i) placement and maintenance of the Unit in a state of protective storage, (ii) in-place entombment and maintenance of the Unit, (iii) dismantlement of the Unit, (iv) any other form of decommissioning and retirement from service required by or acceptable to the NRC and (v) all activities undertaken incident to the implementation thereof and to the obtaining of NRC authority therefor, including, without limitation, maintenance, storage, custody, removal, decontamination, and disposition of materials, equipment and fixtures, razing of the Unit, removal and disposition of debris from the PVNGS site, and restoration of the PVNGS site related to the Unit for unrestricted use.

     "Decommissioning Cost" shall mean all costs, liabilities and expenses relating or allocable to, or incurred in connection with, the decommissioning of the Unit, including, without limitation, (i) any and all costs of activities undertaken to terminate NRC licensing authority and requirements to own, operate and possess the Unit and to possess radioactive material used in or produced incident to the possession and operation of the Unit; and (ii) any and all costs of activities undertaken, prior to termination of all NRC licensing authority and requirements with respect to the Unit and the radioactive material used in or produced incident to the possession and operation of the Unit, to possess, maintain, and dispose of radioactive material used in or produced incident to the possession and operation of the Unit.

         9. To establish the Fund, PNM will enter into a trust agreement with an independent financial institution which will act as trustee of the Fund. The assets held by the trust will include the COMReP insurance policies and the "side fund", as further described herein. Any portion of the decommissioning deposits not used to purchase life insurance contracts pay administrative costs of the Fund or pay taxes shall be segregated in the side fund. The Trust Agreement will delineate the purpose of the trust, how the funds in the trust are to be handled and the duties and responsibilities of the trustee. PNM shall provide the Commission, Staff and intervenors in this case with a copy of the executed Trust Agreement. Staff or intervenors shall have the opportunity to contest the terms of such agreement only on the grounds such terms may be inconsistent with this Stipulation. Investments of the insurance policy funds held in the Fund shall be made by the insurance companies selected under the COMReP plan. Investments of the side fund portion of the Fund shall be made by the trustee at PNM's direction, separately from the investment of the insurance policy funds, with the objective of seeking the highest net return on investments commensurate with levels of investment risk that PNM determines to be reasonable, with the act of providing sufficient funds to cover the actual costs of decommissioning when needed. All investment decisions of PNM shall be made in accordance with the "prudent man rule;" that is, PNM shall use the same degree of care and diligence as an ordinarily prudent man would use in investing his own funds in similar circumstances. Investments of side fund monies in the following shall be prohibited:

             a. securities issued by PNM or its affiliates,
             b. securities issued by New Mexico utilities or utilities operating in New Mexico,
             c. securities issued by PVNGS participants (as defined by the Arizona Nuclear Power Project Participation Agreement dated August 23, 1973, as heretofore and hereafter amended),
             d. margin purchases,
             e. commodity speculation,
             f. fixed income securities that are not rated at least "investment grade" by at least one of the nationally recognized statistical rating services, and
             g. commercial paper that is not rated at least "investment grade" by at least one of the nationally recognized statistical rating services.

         10. PNM shall be permitted to remove and replace the trustee with or without cause and to amend or revoke the trust agreement, whether to comply with changes in the law or otherwise, subject, however, to the restrictions set forth in this Stipulation. PNM shall provide the Commission, Staff and intervenors in this case with any new or amended trust agreement. Staff or intervenors shall have the opportunity to contest the terms of such agreement only on the grounds such terms may be inconsistent with this Stipulation.

         11. Subject to Commission approval, PNM may convey any or all of its rights and interests in the Fund if the transferee has the requisite power and authority to enter into and carry out the activities required or contemplated to be performed by PNM under the trust agreement, and enters into an agreement satisfactory to the trustee confirming to be bound by all the terms of, and to undertake all the obligations, contained in the trust agreement. In such an event, PNM shall be released and discharged of its obligations under the trust agreement (or that portion of its obligations relating to the interest conveyed). Staff or intervenors in this case may contest such proposed transaction.

         12. The COMReP investment plan allows PNM to accumulate funds for decommissioning PNM's interest in the PVNGS units on a tax-deferred basis by the use of permanent life insurance policies taken on certain employees of PNM and its affiliates. PNM analyzed several external funding methods and determined, based on its analysis, that COMReP would produce the lowest amount of revenue requirements of those methods, due to its utilization of a tax-advantaged build up of insurance policy cash value. In addition, COMReP is designed to provide investment flexibility, thus increasing the assurance that adequate funds will be available for decommissioning. Under the plan, permanent life insurance policies will be purchased by the trustee on certain management and administrative employees of PNM and its affiliates, utilizing the deposits made by PNM to the Fund. The COMReP plan provides that the insured employee will designate the beneficiary of the "pure" term death benefit of the policies and that the investment component will be utilized to provide the funding for the decommissioning of PNM's interest in the PVNGS Units. The portion of PNM's contributions to the Fund which are applied to obtain the "pure" term death benefit will replace current pure term death benefits for the selected employees under existing policies. For ratemaking purposes, this portion of the contributions shall be treated in the same manner as are other employee benefit costs.

         13. Loans may be taken against the life insurance policies in order to match the insurance premium payments made by the Fund as closely as possible to the levelized fund deposits. The proceeds of these loans will be placed in the side fund and will be used to defer a portion of the annual premium payment to a later period when additional cash build-up will be utilized to repay the policy loans. PNM will be obligated to pay the interest expense arising from the policy loans, which expense, within certain limitations, is tax deductible under current law. This policy loan feature allows the crediting of policy loan interest payments to the policies' cash surrender value, which then will accrue a return on a tax deferred basis. In addition, this feature permits borrowing of funds for reinvestment purposes, thus allowing flexibility in selecting alternate investments in changing market environments.

         14. In the event of the death of an employee covered under COMReP, the employee's designated beneficiary will receive the "pure" term death benefit component and the Fund will receive the balance of the policy death benefit, representing the investment component. These funds may be reinvested in other insurance policies, or may be segregated in the side fund and used for other permissible investments.

         15. At the time decommissioning commences with respect to PVNGS Units 1 and 2, the decommissioning funds for such units shall be allocated to each of such units on the ratio of each unit's estimated cost of decommissioning at such time to the combined total of the estimated decommissioning costs for those units.

         16. The annual revenue requirements resulting from PNM's decommissioning expenses relating to its interest in PVNGS Units 1 and 2, based on annual deposits in the amount of $396,000 per unit, will be $646,000 per unit, and consist of the following components:

              Description                                  Amount

     a.  Decommissioning Expense                          $396,000
     b.  Provision for Refund                              250,000
     c.  Current Tax Expense                               250,000
     d.  Deferred Tax Expense                             (250,000)

     Total Annual Revenue Requirements                    $646,000

         17. The decommissioning revenue requirements relating to PNM's interest in PVNGS shall be deemed to be "depreciation" expenses for purposes of their ratemaking treatment pursuant to the inventory Stipulation approved by the Commission on December 12, 1984, for so long as the Inventorying ratemaking methodology is in effect with respect to PNM. Consequently, they will be treated as "at-risk" costs under the Inventory Stipulation. Prepayments of funding requirements shall be deemed to be "at-risk" in the year in which they are charged to expense, rather than in the year paid.

         18. The undersigned parties agree that book and tax timing differences arising from PNM's decommissioning expenditures shall be normalized for ratemaking purposes, which normalization shall have the effect of levelizing revenue requirements. The accounting entries for years 1 through 38 of funding, assuming a decommissioning contribution of $396,000, would be as follows (in thousands):

  (a) Decommissioning Contribution                         396
        Cash                                                           396
          To record the contribution to the
          decommissioning trust

  (b) Provision for Refund (expense account)               250
        Refund Payable                                                 250
          To record advance payment from
          customers for taxes, which is
          refundable in future years

  (c) Accumulated Deferred Income Taxes                    250
        Current Tax Expense                                250
          Deferred Tax Expense                                         250
          Cash                                                         250
             To record taxes paid on
             $646 of taxable income

         19. Any tax savings related to the decommissioning expenditures will be applied on a unit by unit basis as follows: First, added to the balance in the Refund Payable account; second, to pay any decommissioning costs and related administrative expenses in excess of the trust balance; third, to eliminate the Accumulated Deferred Income Tax balance; and fourth, to be refunded to customers in proportion to the contribution of ratepayers relative to the total contribution of ratepayers and shareholders to the costs and associated taxes of decommissioning.

         20. In the event there are insufficient funds from Fund and tax savings resources to cover the costs of decommissioning, PNM shall provide the additional funds necessary to cover such costs. The ratemaking treatment of such additional funds shall be determined by the Commission at such time.

         21. In the event there are excess funds in the Fund after covering the costs of decommissioning, such excess funds shall be combined with any tax savings and distributed in accordance with Paragraph 19 of this Stipulation.

         WHEREFORE, the undersigned parties have executed this Stipulation as of the 2nd day of June, 1987.

PUBLIC SERIVCE COMPANY                    ATTORNEY GENERAL OF THE
OF NEW MEXICO                             STATE OF NEW MEXICO


By                                        By
-------------------------------------     ------------------------------------
     Richard B. Cole, Esq.                    Steve Michel, Esq.
     Kathryn J. Kuhlen, Esq.                  Assistant Attorney General
     P. O. Drawer AA                          P. O. Drawer 1508
     Albuquerque, NM  87103                   Santa Fe, NM  87504



NEW MEXICO INDUSTRIAL                     NEW MEXICO PUBLIC SERVICE
ENERGY CONSUMERS                          COMMISSION STAFF




By                                        By
-------------------------------------     ------------------------------------

     Lewis O. Campbell, Esq.                  Charles F. Noble, Esq.
     Wayne Shirley, Esq.                      NM Public Service Commission
     Campbell, Rica & Olson                   224 E. Palace
     P. O. Drawer 965                         Santa Fe, NM  87503
     Albuquerque, NM  87103

                 BEFORE THE NEW MEXICO PUBLIC SERVICE COMMISSION

IN THE MATTER OF THE IN-SERVICE DATES,    )
PERFORMANCE STANDARDS AND RATEMAKING      )
TREATMENT FOR DECOMMISSIONING COSTS       )
CONCERNING PNM'S PARTICIPATION IN         )
THE PALO VERDE NUCLEAR GENERATING         )   CASE NO. 2004
STATION,                                  )
                                          )
PUBLIC SERVICE COMPANY OF NEW MEXICO,     )
                                          )
                Applicant.                )

                                  ERRATA NOTICE
                                  -------------

         COMES NOW Michael Barlow, Hearing Examiner in this case, and, pursuant to Rule R20-7 of Third Revised General Order No. 1, gives notice of the following typographical errors in the Certification of Stipulation issued on July 15, 1987:

         1. The word "repayment" in the third line of the last paragraph starting on page 6 is corrected to read "prepayment."

         2. The next to last sentence in the second full paragraph on page 10 is corrected to read: "PNM would pay the interest on such loans and while the transcript indicates that PNM would be able to deduct up to a maximum of $50,000 per policy for tax purposes (Tr. 11; Tr. 40-41), current tax legislation limits loans on insurance policies to a maximum of $50,000 per employee for interest deduction purposes. PNM Exhibit 1, Lyons, p.4, lines 12-15."

         I S S U E D at Santa Fe, New Mexico this 28th day of July 1987.

                                        NEW MEXICO PUBLIC SERVICE COMMISSION



                                        -------------------------------------
                                        MICHAEL BARLOW
                                        Hearing Examiner